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                                                                    EXHIBIT 99.5

P R O X Y

                           BHC COMMUNICATIONS, INC.
                                     PROXY

 Proxy for the Special Meeting of Stockholders to be held at 10:00 AM on
    April 24, 2001 at the Renaissance Parc 55 Hotel, 55 Cyril Magnin Street,
                              San Francisco, CA 94102

     BRIAN C. KELLY AND WILLIAM D. SIEGEL, and each of them, with full power of substitution, are hereby authorized to represent and to vote and act with respect to all stock of the undersigned at the Special Meeting of Stockholders of BHC Communications, Inc., on April 24, 2001 and at any adjournment or adjournments thereof, as designated herein upon the proposal set forth herein, as set forth in the Joint Proxy Statement/Prospectus, and, in their discretion, upon such other matters as may be properly brought before the meeting.


                                  Change of Address

                                  ________________________________________

                                  ________________________________________

                                  ________________________________________



      PLEASE COMPLETE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY.

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                                                                     SEE REVERSE
                                                                        SIDE
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                             FOLD AND DETACH HERE
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[X] Please mark your
    votes as indicated
    in this example.

The Board of Directors recommends a vote FOR proposal (1), the approval and adoption of the merger agreement.

1. Approval and Adoption of the Agreement
   and Plan of Merger, dated as of
   August 13, 2000, as amended, among BHC               FOR          AGAINST         ABSTAIN
   Communications, Inc., The News Corporation           [ ]            [ ]             [ ]
   Limited, News Publishing Australia
   Limited and Fox Television Holdings, Inc.
   The Agreement and Plan of Merger contemplates
   two alternative mergers (a forward merger and a
   reverse merger). A vote in favor of the approval
   and adoption of the Agreement and Plan of Merger
   constitutes the approval of both alternative mergers.


   PLEASE SEND AN ADMITTANCE CARD       [ ]

 IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE CHECK THE BOX
 ABOVE, AND AN ADMITTANCE CARD WILL BE MAILED TO YOU.

 CHANGE OF ADDRESS ON REVERSE SIDE      [ ]

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BHC COMMUNICATIONS, INC.
When properly executed it will be voted as directed by the stockholder but, unless otherwise specified, it will be voted FOR proposal (1), the approval and adoption of the merger agreement.

Vote, sign and date this Proxy and return it promptly in the enclosed envelope.
No postage is required if mailed in the United States.

Please sign exactly as name appears hereon. If the named holder is a corporation, partnership or other association, please sign its name and add your name and title. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

______________________________________________________________________________

______________________________________________________________________________
SIGNATURE(S)                                                    DATE

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                             FOLD AND DETACH HERE


               PLEASE VOTE BY RETURNING THE ATTACHED PROXY CARD

                 VOTE, SIGN AND DATE THIS PROXY AND RETURN IT
                      PROMPTLY IN THE ENCLOSED ENVELOPE.
            NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.